                                                                   EXHIBIT 10.22


================================================================================


                           ASSET PURCHASE AGREEMENT

                                    Between

                        ARIZONA INSTRUMENT CORPORATION,
                                   as Seller

                                      And

                      NATIONAL ENVIRONMENTAL SERVICE CO.,
                                   as Buyer


================================================================================

                               TABLE OF CONTENTS

                                                                           Page

ARTICLE I - DEFINITIONS.....................................................1

ARTICLE II - ASSET PURCHASE AND SALE........................................3
               2.01   The Transaction.......................................3
               2.02   Assets to be Acquired.................................3
               2.03   Purchase Price........................................5
               2.04   Assumption of Assumed Liabilities.....................6
               2.05   Excluded Assets.......................................8
               2.06   Allocation of Purchase Price..........................8
               2.07   Treatment of Accounts Receivable......................8

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER......................8
               3.01   Organization, Good Standing and Corporate Power.......8
               3.02   Authorization.........................................8
               3.03   No Breach or Violation................................9
               3.04   Consents.............................................10
               3.05   Contracts and Agreements.............................10
               3.06   Trademarks and Copyrights............................10
               3.07   Patents and Know-How.................................10
               3.08   Title................................................11
               3.09   Reserved.............................................11
               3.10   Software.............................................11
               3.11   Customers and Suppliers..............................11
               3.12   Taxes................................................11
               3.13   Employee Matters.....................................11
               3.14   Litigation...........................................11
               3.15   Brokers and Finders..................................12
               3.16   Compliance with Laws.................................12
               3.17   Permits..............................................12
               3.18   Bills and Invoices...................................12
               3.19   Inventories..........................................12
               3.20   Untrue Statements....................................13

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER.......................13
               4.01   Organization, Good Standing and Corporate Power......13
               4.02   Authorization........................................13
               4.03   No Breach or Violation...............................13
               4.04   Brokers and Finders..................................14

                                       i
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ARTICLE V - COVENANTS OF SELLER............................................14
               5.01   Confidentiality......................................14
               5.02   Covenant Not to Compete..............................14

ARTICLE VI - RESERVED......................................................15

ARTICLE VII - COVENANTS OF BUYER AND SELLER................................15
               7.01   Employees of Seller..................................15
               7.02   Further Assurances...................................16

ARTICLE VIII - RESERVED....................................................16

ARTICLE IX - RESERVED......................................................16

ARTICLE X - RESERVED.......................................................16

ARTICLE XI - AMENDMENTS AND WAIVER.........................................16
               11.01  Amendment............................................16
               11.02  Waiver...............................................16

ARTICLE XII - OTHER AGREEMENTS; SURVIVAL
               OF REPRESENTATIONS AND WARRANTIES...........................17
               12.01  Confidentiality......................................17
               12.02  Public Announcements.................................17
               12.03  Additional Agreements................................17
               12.04  Available Remedies...................................17
               12.05  Survival of Representations and Warranties;
                       Indemnification.....................................17
               12.06  Actions of the Parties after the Closing.............18

ARTICLE XIII - MISCELLANEOUS...............................................19
               13.01  Severability.........................................19
               13.02  Expenses.............................................19
               13.03  Notices..............................................19
               13.04  Time.................................................20
               13.05  Entire Agreement.....................................20
               13.06  Binding Effect; Benefits.............................20
               13.07  Assignment...........................................21
               13.08  Applicable Law.......................................21
               13.09  Article and Section Headings.........................21
               13.10  Counterparts.........................................21
               13.11  Knowledge............................................21

                                       ii
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Exhibit A - Form of Assignment and Bill of Sale
Exhibit B - Legal Opinion of Sellers' Counsel
Exhibit C - Legal Opinion of Buyer's Counsel

Schedule 2.02(a) -- Patents and Know-How
Schedule 2.02(b) -- Trademarks and Copyrights
Schedule 2.02(c) -- Equipment
Schedule 2.02(d) -- Software
Schedule 2.02(f) -- Contracts
Schedule 2.02(h) -- Accounts Receivable
Schedule 2.02(i) -- Inventory
Schedule 2.04 -- Assumed Liabilities
Schedule 2.06 -- Allocation of Purchase Price
Schedule 3.08 -- Leases and Other Agreements
Schedule 3.13 -- Employees and Employee Benefit Plans
Schedule 3.14 -- Litigation
Schedule 3.17 -- Scheduled Permits
Schedule 7.01 -- Assumed Employees

                           ASSET PURCHASE AGREEMENT


          This Asset Purchase Agreement is entered into as of April 30, 1999 (this "Agreement"), by and between National Environmental Service Co., an Oklahoma corporation ("Buyer"), and Arizona Instrument Corporation, a Delaware corporation ("Seller").

          WHEREAS, on the terms, in the manner and subject to the conditions reflected below, Seller desires to sell, assign, convey and transfer to Buyer, and Buyer desires to purchase and acquire from Seller, all of the Purchased Assets defined below.

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein set forth, the parties to this Agreement have agreed, and hereby agree subject to the terms and conditions hereinafter set forth, as follows:


                                   ARTICLE I

                                  DEFINITIONS

          Capitalized terms used herein shall have the meanings ascribed to them in this Article I, unless such terms are defined elsewhere in this Agreement.

     Affiliates:  of any person means persons who control, are controlled by or
     ----------
in common control with such person.

     Allocation:  as defined in Section 2.06.
     ----------

     Assumed Employees:  as defined in Section 7.01.
     -----------------

     Assumed Liabilities:  as defined in Section 2.04.
     -------------------

     Assumed Warranty Obligations:  as defined in Schedule 2.04.
     ----------------------------

     BP Litigation: as defined in Section 2.04.
     -------------

     Business: as defined in Section 2.02.
     --------

     Closing:  as defined in Section 2.01(b).
     -------

     Closing Date:  as defined in Section 2.01(b).
     ------------

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     Closing Payment:  as defined in Section 2.03(a).
     ---------------

     Delaware Law:  the Delaware General Corporation Law, as amended
     ------------

     Encompass System Revenues:  as defined in Section 2.03(b).
     -------------------------

     Excluded Assets:  any of the assets of Seller other than those assets
     ---------------
included in Section 2.02, including, without limitation, (i) cash, cash equivalents and receivables, (ii) real estate or any rights under leases to real estate, (iii) Seller's business records, corporate minute book and charter documents, and (iv) all assets of Seller not solely and exclusively necessary to own and operate the Business in the manner heretofore owned and operated by Seller.

     Excluded Liabilities:   as defined in Section 2.04(b).
     --------------------

     GAAP:  United States generally accepted accounting principles.
     ----

     Governmental Entity:  any court, government, governmental agency,
     -------------------
commission or instrumentality, domestic or foreign.

     Legal Requirements:  any law, statute, ordinance, decree, requirement,
     ------------------
order, judgment, rule or regulation of, including the terms of any license, certificate, franchise or permit issued by, the United States, any state, commonwealth, territory or possession thereof and any political or judicial subdivision or instrumentality of the foregoing, including, without limitation, courts, departments, commissions, boards, bureaus or agencies.

     Oklahoma Law:  the Oklahoma General Corporation Act, as amended.
     ------------

     Purchased Assets:  those assets defined in Section 2.02.
     ----------------

     Purchase Price:  the consideration to be paid by Buyer to Seller for the
     --------------
Purchased Assets as provided in Article II.

     Taxes:  all net income, gross income, gross receipts, sales and use, ad
     -----
valorem, franchise, profits, licenses, withholding, payroll, excise, severance, stamp, occupation, property, customs duties or other taxes, fees or charges of any kind whatsoever imposed by a foreign, federal, state, county or local taxing authority together with any interest or penalty thereon.

     Transaction:   the sale and purchase of the Purchased Assets pursuant to,
     -----------
and the related transactions contemplated by, this Agreement.

     Transaction Documents:  the documents, instruments, agreements, etc.
     ---------------------
referred to in Section 2.01(b).

     Year 2000 Compliant: software that is designed to do the following, as may
     -------------------
be applicable to each software, subject to potential deviation that will not materially and adversely affect the use of such software: (i) handle date information before, during, and after January 1, 2000, and will correctly recognize, calculate, process, sequence, store and transmit date data without error or interruption, including leap years; (ii) function accurately and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century; (iii) respond to year-date input in a way that resolves any ambiguity as to century in a defined and predetermined manner; and (iv) store and provide output of date information in a way that is unambiguous as to century.

                                  ARTICLE II

                            ASSET PURCHASE AND SALE

          2.01  The Transaction.  (a) At the Closing, in accordance with the
                ---------------
provisions the terms of this Agreement, Seller shall (or cause its subsidiaries to) sell assign, convey, transfer and deliver to Buyer the Purchased Assets, and Buyer shall pay to Seller the Purchase Price for the Purchased Assets as contemplated by Section 2.03 below.

          (b) The consummation of the transaction contemplated by Section 2.01(a) together with the delivery of the various deeds, bills of sale, assignments, conveyances, certificates, agreements, assumptions, opinions and other documents required or contemplated by this Agreement (the "Transaction Documents") is herein called the "Closing." It is anticipated by the parties that the Closing shall take place at the offices of Quarles & Brady, One East Camelback, Suite 400, Phoenix, Arizona, at 10:00 a.m., local time on April 30, 1999 (the "Closing Date").

          2.02  Assets to be Acquired.  The assets to be acquired by Buyer
                ---------------------
shall include all of the right, title and interest of Seller or any of its subsidiaries in and to all of the assets used by Seller solely and exclusively in the business of owning, marketing, licensing, distributing, developing, manufacturing, servicing and operating the Encompass Systems and Soil Sentry Systems and conducting the monitoring services on behalf of the users of such products (the "Business") which assets include the following (the "Purchased Assets"):

          (a)   Patents and Know-How. All right, title and interest in and to
                --------------------
(i) all patents, patent applications and docketed inventions, domestic and foreign relating solely and exclusively to the Encompass Systems and Soil Sentry Systems (the "Patents"), including without limitation those that are listed on
Schedule 2.02(a) hereto, and (ii) all research and development results, processes, trade secrets, methods, operating techniques, know-how, algorithms, formulae, specifications, drawings, designs, chip designs, inventions, engineering information, and quality control, testing, operational, logistical, maintenance and other technical data and information and technology relating solely and exclusively to the Encompass Systems and Soil Sentry Systems (the "Know-How").

          (b)   Trademarks and Copyrights.  All right, title, interest and
                -------------------------
goodwill in and to all trademarks, trade names and service marks, and registrations and applications for such trademarks, trade names and service marks domestic and foreign, to the extent used solely and exclusively in the Business (the "Trademarks"), including without limitation those that are listed on Schedule 2.02(b), and all right, title, and interest in and to all copyrights, and registrations and applications for such copyrights, domestic and foreign, to the extent used solely and exclusively in the Business (the "Copyrights"), including without limitation those that are listed on Schedule 2.02(b).

          (c)   Equipment.  All of the test equipment, computers, machinery,
                ---------
tools, demonstration units, and other tangible assets listed on Schedule 2.02(c) (collectively, the "Equipment").

          (d)   Computer Software.  All right, title and interest (including
                -----------------
copyright interests) in and to all computer programs (including computer modeling programs, design and operational and applications software and computer source and object codes), firmware, computer data bases, and related documentation, solely and exclusively developed or used for the use or operation of (i) the Encompass Systems or Soil Sentry Systems, (ii) the Equipment, (iii) the Site Trac program or (iv) for design, development, engineering, or manufacturing purposes, related thereto, (the "Software"), including without limitation the computer programs identified on Schedule 2.02(d).

          (e)   Warranties and Other Rights.  All rights under or pursuant to
                ---------------------------
all warranties, representations, guarantees and service contacts made by suppliers, manufacturers and contractors in connection with products or services purchased by Seller or any of its subsidiaries affecting the Equipment or the Software.

          (f)   Contracts.  All contracts, subcontracts, licenses and
                ---------
sublicenses, distribution, franchise, representative and marketing rights and agreements and agreements and other arrangements, proposals, bids, quotations, purchase orders and commitments, sales orders and commitments, and manufacturing, servicing and monitoring agreements of any kind, whether written or oral, including joint venture, teaming and partnership agreements solely and exclusively relating to the Business (the "Contracts"), including without limitation those Contracts identified on Schedule 2.02(f).

          (g)   Causes of Action.  All causes of action, claims or rights of
                ----------------
action against third parties arising from or based on the infringement, misappropriation, misuse or unauthorized use of the Patents, the Know-How, the Software, the Trademarks or the Copyrights.

          (h)   Other.  All right, title and interest of Seller in and to all
                -----
licenses and permits solely and exclusively related to the Business and the Purchased Assets and all customer and supplier lists and sales literature related solely and exclusively to the Business.

          (i)   Inventory.  All raw material, work in process, components,
                ---------
completed Encompass Systems and Soil Sentry Systems products and all other merchantable inventory as of the date hereof, to the extent solely and exclusively manufactured and/or held for sale in the Business, as set forth on
Schedule 2.02(i), and updated as of the Closing Date.

          2.03  Purchase Price.  (a) The purchase price for the Purchased
                --------------
Assets (the "Purchase Price") shall be $1,000,000, subject to adjustment as provided in (c) below, payable in cash at the Closing by wire transfer of immediately available funds (the "Closing Payment") plus the royalty payments described in Section 2.03(b) below.

          (b) As part of the Purchase Price, Buyer shall pay Seller a royalty payment equal to the percentage indicated below of the revenues realized by Buyer from its sales and leasing of, and monitoring, enhancement, licensing and other services and rights relating solely and exclusively to the Encompass Systems and the patent and other intellectual property rights relating thereto ("Encompass System Revenues"). For the period from the Closing Date until the second anniversary of the Closing Date, the royalty payment shall equal 5% of the Encompass System Revenues and, for the period following the second anniversary of the Closing Date to the fifth anniversary of the Closing Date, the royalty payment shall be equal to 3% of the Encompass System Revenues. Encompass System Revenues shall not include any revenues realized by Buyer in connection with the installation or repair of Encompass Systems but shall include revenues attributable to monitoring services, software and patent licensing and enhancements and technical support and other sources generally attributable to the intellectual property rights in and relating to the Encompass Systems and which are included in the Purchased Assets. Notwithstanding anything in the foregoing to the contrary, Encompass System Revenues realized by Buyer shall not include or shall be reduced by, as the case may be:

              (i) the amount of any sales taxes, use taxes, ad valorem or other personal property taxes, and any other taxes, fees or assessments payable to any governmental or quasi-governmental authority or agency in connection with Encompass Systems or any services, rights or interests related thereto other than federal, state or local income taxes payable by Buyer in respect of the revenues it receives which are attributable to the Encompass Systems;

              (ii) any commissions, fees, remuneration and expense reimbursements paid to any independent sales representatives by Buyer in connection with any sales, services or rights giving rise to Encompass System Revenues; and

              (iii) any rebates, returns, allowances, discounts, set-offs, refunds or recoveries paid or granted by Buyer in connection with any sales, services or rights giving rise to Encompass System Revenues.

The royalty payments due Seller on Encompass System Revenues pursuant to this
Section 2.02(b) shall be paid by Buyer on or before the last business day of the month following the calendar quarters ending each March 31, June 30, September 30 and December 31 for each such calendar quarter and on or before the 30/th/ day following the fifth anniversary of the Closing Date for the period covered thereby. Buyer shall provide a report containing an itemization of its Encompass System Revenues applicable to each period with its payment.

          Seller or its designated agent shall be provided access to such books and records of Buyer as may be necessary to determine or audit, with respect to any period covering no more than four calendar quarters prior to the date of such request, the correctness of payments made or due under this Agreement, or to obtain information about payments under this Agreement. Such examination shall be during reasonable business hours. If Seller or its designated agent, through an audit or otherwise, shall have any objections to any amount of royalties paid Seller hereunder, it will deliver a written report to Buyer within forty-five days after the date of Seller's written notice above describing in detail Seller's objections. Each of Buyer and Seller will use its commercially reasonable efforts to resolve any such objections. If Buyer does not dispute Seller's report, it shall pay any additional royalties due Seller within five days of its receipt of Seller's report. In the event Seller and Buyer are unable to resolve any disputed amount owed hereunder within fourteen
(14) days after Buyer has received the report of Seller's objections, Buyer and Seller shall select a mutually acceptable independent accounting firm (the "Auditor") will resolve any unresolved objections. The Auditor shall have access to such books and records of Buyer, including all purchase orders and agreements with respect to the Encompass Systems, as it deems necessary to determine the amount of royalties due hereunder. The Auditor shall determine the amount of royalties due with respect to the period(s) under review and communicate the determination to Buyer and Seller in writing, not later than thirty (30) days following the date of its receipt of such dispute, such determination to constitute the final amount due with respect to such period. Any additional royalties due Seller pursuant to the Auditor's report shall be paid by Buyer within five days of its receipt of the Auditor's report. If any determination by the Auditor shows that royalties were underpaid by Buyer by an amount of five percent (5%) or more, the Buyer shall promptly pay all fees and expenses of the Auditor. In the event the Auditor's determination shows that royalties to Seller were underpaid by Buyer by an amount of less than five percent (5%), Seller shall promptly pay all fees and expenses of the Auditor and bear all of Seller's expenses in connection with its examination pursuant hereto.

          (c) The Purchase Price is subject to adjustment, upwards or downwards, based on a physical inventory of the Purchased Assets to be taken immediately prior to Closing. Immediately before the Closing, representatives of Seller and Buyer shall conduct a complete physical inventory of the Purchased Assets. Before the final Purchase Price is determined, a report of this physical inventory shall be prepared and signed by the authorized representatives of both Seller and Buyer, which report shall be final and binding on other parties for all purposes. The report shall be as specific as possible in identifying each asset by serial number, stock number or other identifying mark. The adjustment in the Purchase Price shall equal the amount by which the value of the Purchased Assets is greater or lesser than $1,000,000, and such adjustment will be reflected in the Closing Payment. The inventory and intangible assets included in the Purchased Assets shall be valued at the Seller's depreciated book value maintained in accordance with GAAP. All other assets included in the Purchased Assets shall be valued at an amount agreed upon by Buyer and Seller prior to Closing.

          2.04  Assumption of Assumed Liabilities.  (a) As additional
                ---------------------------------
consideration to Seller included in the Purchase Price and in exchange for the performance by Seller of its obligations hereunder, effective as of the Closing Date, Buyer hereby assumes and agrees to pay, discharge and perform as and when due, (i) all liabilities and obligations (including all obligations with respect to performance) arising under each of the Contracts after the Closing Date, except for such post-Closing liabilities that are expressly set forth as Excluded Liabilities in Section 2.04(b) below, and (ii) those additional liabilities and obligations expressly set forth on Schedule 2.04. The liabilities and obligations described in the preceding sentence are referred to herein as the "Assumed Liabilities."

          (b) Subject to the other provisions of this Agreement, it is understood and agreed that Seller shall retain all liability for, and Buyer shall not assume or have any obligation with respect to, the following obligations or liabilities of Seller (all such obligations and liabilities being herein referred to as the "Excluded Liabilities"):

              (i) any and all obligations of Seller arising under law or contract with respect to any individual in connection with his or her employment by Seller before or after the Closing including obligations arising in connection with Seller's termination of his or her employment with Seller at any time, regardless of whether such obligations would have arisen had Buyer chosen to employ any such employee following Closing, including, without limitation, obligations under any and all of Seller's severance benefits, medical or other insurance coverages, retire ment benefits or any other benefit or obligation of Seller of whatsoever nature, arising out of the employment relationship between Seller and such employee;

              (ii) the occupancy, ownership, use or operation of the Purchased Assets or the operation of the Business on or prior to the Closing Date including, without limitation, taxes attributable to the period on and before Closing but not due and payable as of the Closing;

              (iii) any liability, obligation or expense heretofore or which may hereafter be incurred with respect to the Encompass Systems and Soil Sentry Systems placed in service by Seller prior to Closing based on such systems not being Year 2000 Compliant or incurred with respect to such systems to render them Year 2000 Complaint; and

              (iv) any liability, obligation or expense heretofore or which may hereafter be incurred by Seller in connection with lawsuit filed against Seller by BP Oil Company in the United States District Court in the Northeast District of Ohio (Case No. ______________) (the "BP Litigation").

          (c) Buyer hereby agrees to indemnify, defend and hold harmless Seller with respect to any claims, damages or liability arising with respect to the Assumed Liabilities and, after Closing, with respect to the Purchased Assets and the Business. Seller hereby agrees to indemnify, defend and hold harmless Buyer with respect to any claims, damages or liability arising with respect to the Excluded Liabilities.

          2.05  Excluded Assets.  Seller shall not sell, and Buyer is under
                ---------------
no obligation to buy, the Excluded Assets.

          2.06  Allocation of Purchase Price.  Buyer and Seller agree that
                ----------------------------
the Purchase Price shall be allocated to the Purchased Assets in accordance with
Schedule 2.06 hereto (the "Allocation"). Buyer and Seller shall report the sale and purchase of the Purchased Assets for all income tax purposes in a manner consistent with the Allocation and hereby acknowledge that the Allocation was determined pursuant to arm's length bargaining between them regarding the fair market value for the Purchased Assets.

          2.07  Treatment of Accounts Receivable.  All accounts receivable
                --------------------------------
of Seller arising prior to the Closing shall remain the property of Seller, and Seller shall have the right to pursue collection of such receivables through reasonable methods after the Closing Date. Seller shall be entitled to retain (and if received by Buyer, Buyer shall remit to Seller within five (5) business days after receipt) all payments made on receivables after Closing until such time as the pre-Closing receivables have been paid in full. Buyer shall be entitled to retain (and if received by Seller, Seller shall remit to Buyer within five (5) business days after receipt) all payments made on receivables of Buyer. At or immediately after Closing, Seller shall provide Buyer a true and accurate schedule of accounts receivable related to the Business as of the Closing Date.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller hereby represents and warrants to Buyer as follows:

          3.01  Organization, Good Standing and Corporate Power. Seller is a
                -----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. Seller is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law, except those jurisdictions, if any, in which the failure to so qualify would not have a material adverse effect on the Purchased Assets or the Business or in Seller's ability to perform its covenants and commitments hereunder and to otherwise consummate the Transaction in the manner and to the extent contemplated hereby.

          3.02  Authorization.  Seller has all requisite corporate power and
                -------------
authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation and performance by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller and is enforceable in accordance with its terms except as enforceability may be subject to (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3.03  No Breach or Violation.  (a)  Neither the execution and
                ----------------------
delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby to be performed by Seller will (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Seller, as currently in effect, or (ii) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any Governmental Entity, other regulatory or self-regulatory body or association or arbitrator binding upon Seller or any of its properties, except where such violations or conflicts would not in the aggregate have a material adverse effect on the Business, or the Purchased Assets or on the ability of Seller to consummate the transactions contemplated hereby.

          (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby to be performed by Seller will result in a breach of or constitute a default (or with notice or lapse of time or both result in a breach of or constitute a default) under, or give rise to a right of termination, cancellation, acceleration or repurchase of any obligation or a right of first refusal with respect to any material property or asset or a loss of a material benefit or the imposition of a material penalty under, any of the terms, conditions or provisions of

                (i) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which Seller is a party or by which it or any of its properties is bound or affected, or pursuant to which Seller has guaranteed the indebtedness or preferred stock of any person or entity, or

               (ii) any lease, license, tariff, contract or other agreement or instrument to which Seller is a party or by which it or any of its properties is bound or affected, except in the case of each of clauses
          (i) and (ii) above,

                      (x) for any such breaches, defaults, rights, losses or penalties that do not have a material adverse effect on the Purchased Assets or the business, financial condition or results of operations of Seller or on the ability of Seller to consummate the transactions contemplated hereby, and

                     (y) for such third party consents as will be obtained prior to the Closing.

          (c) Neither the execution and delivery by Seller of this Agreement nor the consummation of the transactions contemplated hereby to be performed by Seller will result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the Purchased Assets.

          3.04  Consents.  No consent, approval, order, certificate or
                --------
authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

          3.05  Contracts and Agreements.  (a)  Before the Closing, Seller
                ------------------------
will provide Buyer access to and the right to copy all the Contracts during normal business hours.

          (b) Seller has complied in all material respects with the provisions of all the Contracts. Seller is not in material breach or default under any Contract. The Contracts are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto in accordance with their terms. There has been no amendment or modification of any of the Contracts, except such amendments that have been delivered to Buyer.

          3.06  Trademarks and Copyrights.  Schedule 2.02(b) sets forth a
                -------------------------
complete and accurate list of each trademark, trade name, and each trademark and trade name registration or application, and copyright registration and application for copyright registration, and each license or licensing agreement for each trademark and copyright license, held or employed by Seller or any of its subsidiaries relating solely and exclusively to the Purchased Assets or the Business (each such trademark, trade name, copyright, application and license or licensing agreement hereafter referred to as the "Trademarks and Licenses"). To Seller's knowledge, the use of the Trademarks and Licenses does not conflict with, infringe upon or violate any proprietary right of any other person, corporation or other entity. There are no outstanding or, to Seller's knowledge, threatened proceedings or disagreements which challenge the rights of Seller with respect to the Trademarks and Licenses.

          3.07  Patents and Know-How.  Schedule 2.02(a) sets forth a
                --------------------
complete and accurate list of each patent, patent application and docketed invention, by date and germane case or docket number and country of origin, and each license or licensing agreement, by date, term and the parties thereto, for each patent, patent application, invention, trade-secret, rights to know-how, processes, computer programs or use of technology, held or employed by Seller and any of its subsidiaries relating solely and exclusively to the Purchased Assets or the Business (each such patent, patent application, license or licensing agreement listed thereon hereinafter termed the

"Patents and Licenses"). Except as set forth on Schedule 2.02(a), with respect to the Patents and Licenses and with respect to all other technology, processes, trade secrets, methods, operating techniques, know-how, specifications, drawings, designs, chip designs, mask works, inventions, discoveries and engineering information, and other technical data and information and technology of Seller relating solely and exclusively to the Business ("Seller's Technology"), to Seller's knowledge, the use of the Patents and Licenses and the Seller's Technology does not conflict with, infringe upon or violate any patent, patent license, patent application, or any pending application relating thereto, or any trade secret, know-how, programs or processes of any third person, entity or corporation.

          3.08  Title.  Seller has good and marketable title to all of the
                -----
Purchased Assets to be assigned by it to the Buyer, tangible and intangible, free and clear of all mortgages, liens, pledges, charges and encumbrances of any nature whatsoever except for those liabilities which are being specifically assumed by Buyer.

          3.09  Reserved.
                --------

          3.10  Software.  Except as set forth in Schedule 2.02(d), the
                --------
Software constitutes all necessary proprietary computer programs, firmware, computer data bases and related documentation used solely and exclusively with respect to the use and operation of the Encompass Systems and Soil Sentry Systems. The Software does not include, and this representation does not apply to, software used in other aspects of Seller's business that may also be used in connection with the Business, such as Windows NT software, accounting software and other software of general applicability. As a courtesy, and without representation or warranty, Seller shall provide Buyer a list of software Seller believes is necessary for the operation of the Business but that is not included in the Software. All Software used in the operation of the Encompass Systems is Year 2000 Compliant, and the Software used in the Soil Sentry Systems is not Year 2000 Compliant.

          3.11  Customers and Suppliers.  A list of all customers and
                -----------------------
suppliers of the Business is set forth on Schedule 3.11.

          3.12  Taxes.  There are no federal, state or local tax liens upon
                -----
any of the Purchased Assets.

          3.13  Employee Matters.  Schedule 3.13 hereto is a complete and
                ----------------
correct list of all personnel employed by Seller in the operation of the Business including each employee's name, title or position, current compensation, years of service, and Social Security Number. Except as set forth in Schedule 3.13, all of the personnel employed by Seller in the Business are "at will" employees. Schedule 3.13 contains a written description of all director, officer and employee retirement, welfare or other benefit plans, agreements, practices, programs or arrangements available to employees of the Business ("Employee Benefit Plans").

          3.14  Litigation.  Except as disclosed in Schedule 3.14 hereto:
                ----------

          (a) There is no claim, action, suit, proceeding, arbitration, investigation or inquiry now pending or, to the knowledge of Seller, threatened against, relating to or affecting any of the Purchased Assets or the Business or that questions the validity of this Agreement or affects the transactions contemplated herein; nor is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry.

          (b) Neither Seller nor any of its officers, directors or employees has been permanently or temporarily enjoined or prohibited by order, judgment or decree of any Governmental Entity, other regulatory or self-regulatory body or association, or arbitrator from engaging in or continuing any conduct or practice in connection with the Business .

          (c) There is not in existence any order, judgment or decree of any Governmental Entity, other regulatory or self-regulatory body or association or arbitrator enjoining or prohibiting Seller from taking, or requiring Seller to take, any action of any kind which the Purchased Assets or Business are subject or bound.

          3.15  Brokers and Finders.  No broker or finder has acted on behalf
                -------------------
of Seller in connection with this Agreement and the transactions contemplated hereby. No person has a valid claim for a brokerage commission, finder's fee or other like payment against Seller in connection with the transactions contemplated by this Agreement.

          3.16  Compliance with Laws.  Seller has not received notice of any
                --------------------
noncompliance or alleged noncompliance with any Legal Requirement relating or applicable to the Purchased Assets or to the operation of the Business, the existence or enforcement of which would have a material adverse effect on the Buyer's ability to operate them on the same basis as currently conducted and operated or which would require the payment of refunds, fines, penalties or restitution in respect of matters occurring prior to the Closing.

          3.17  Permits.  Schedule 3.17 sets forth all permits, licenses,
                -------
certificates, authorizations, orders and approvals granted by any Governmental Entity to Seller solely and exclusively in connection with the ownership, use or operation of the Purchased Assets and the operation of the Business in the manner heretofore operated by Seller, other than sales tax permits, certificates of occupancy, and certificates of corporate authority (the "Scheduled Permits"). Except as set forth on Schedule 3.17, the Scheduled Permits are in full force and effect, all fees and other payments due and owing in connection with the Scheduled Permits have been paid in full, and there are no unpaid fees or other payments that could cause the lapse or revocation of any of the Scheduled Permits.

          3.18  Bills and Invoices.  Except for items included in the Assumed
                ------------------
Liabilities, all bills and other payments due and payable by Seller with respect to the Purchased Assets and the Business have been or will be paid in full in the ordinary course of business, and no labor, material or services have been provided or performed with respect to the Purchased Assets that have not been or will not be paid in full.

          3.19  Inventories.  Set forth on Schedule 2.02(i) is a complete list
                -----------
of the inventories of Seller included as a part of the Purchased Assets, including a description thereof. All inventories are of a nature and quality equal to the inventory historically held by and sold by Seller in the ordinary course of the Business.

          3.20  Untrue Statements.  This Agreement and the exhibits, schedules
                -----------------
and appendices hereto, and the financial statements furnished by Seller or any of its affiliates or representatives to Buyer or its representatives pursuant hereto or in connection herewith, do not include and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein, in light of the circumstances in which they are made, not misleading.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Seller as follows:

          4.01  Organization, Good Standing and Corporate Power.  Buyer is a
                -----------------------------------------------
corporation, duly organized, validly existing and in good standing under the laws of Oklahoma and has all requisite corporate power and authority to carry on its business as now being conducted.

          4.02  Authorization.  (a)  Buyer has all requisite corporate power
                -------------
and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation and performance by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as enforceability may be subject to (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          4.03  No Breach or Violation.  (a)  Neither the execution and
                ----------------------
delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby to be performed by Buyer will (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer, as currently in effect, or (ii) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any Governmental Entity, other regulatory or self-regulatory body or association or arbitrator binding upon Buyer or any of its properties, except where such violations or conflicts would not in the aggregate have a material adverse effect on the business, financial condition or properties of Buyer or on the ability of Buyer to consummate the transactions contemplated hereby and except for violations that will be cured, waived or terminated prior to the Closing.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby other than such filings or registrations which, if not made, and such authorizations, consents or approvals which, if not received, would not have any material adverse effect on the business, financial condition, or properties of Buyer or on the ability of Buyer to consummate the transactions contemplated hereby.

          4.04  Brokers and Finders.  No broker or finder has acted on behalf
                -------------------
of Buyer in connection with this Agreement and the transactions contemplated hereby. No person has a valid claim for a brokerage commission, finder's fee or other like payment against Buyer in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V

                              COVENANTS OF SELLER

          5.01  Confidentiality.  Seller acknowledges that Buyer would be
                ---------------
irreparably damaged if confidential information concerning the Purchased Assets or Buyer were disclosed to or utilized by any person to the detriment of Buyer. Consequently, during the five-year period immediately following the Closing, Seller shall not, at any time directly or indirectly, without the prior written consent of Buyer, make use of or divulge, or permit any of its affiliates, employees or agents to make use of or divulge, any information concerning the Purchased Assets, the Business, or the financial condition or other affairs of Buyer that could be used to the detriment of Buyer, including without limitation, customer information, Patents and Licenses and Seller's Technology, except to the extent Seller reasonably deems disclosure of any such items to be necessary or prudent under applicable securities laws, or if required by law or in order to preserve or enforce its rights under this Agreement. Seller's obligations hereunder shall not apply with respect to any confidential information which (i) is disclosed in a printed publication which is generally available to the public or becomes publicly known through no wrongful act on the part of Seller, (ii) becomes known to Seller through disclosure from a third-party source which, after reasonable inquiry, Seller believes that such source has a right to disclose without a breach of any contractual or fiduciary obligation by such source to Buyer, or (iii) is disclosed with the written approval of Buyer.

          5.02  Covenant Not to Compete.  (a) Except as set forth in Section
                -----------------------
5.02(d) below, Seller agrees that it will not, and will cause Seller's subsidiaries not to, engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant or in any other individual or representative capacity whatever, in the conduct or management of, or own (legally or beneficially), or have the right or option to acquire, any direct or indirect interest in any business which engages, directly or indirectly, in any business competitive with the Business, in the United States and Europe, for a period of five (5) years following the Closing Date.

          (b) Seller agrees that the covenants set forth herein are appropriate and reasonable when considered in light of the nature and extent of the Business and Purchased Assets acquired by Buyer hereunder, which includes the goodwill of the Business. Seller acknowledges that (i) Buyer has a legitimate interest in protecting the Business and Purchased Assets acquired from Seller, (ii) the covenants set forth herein are not oppressive to the Seller and contain reasonable limitations as to time, scope, geographical area and activity, (iii) the covenants do not harm in any manner whatsoever the public interest, (iv) the Seller has received and will receive substantial consideration for agreeing to such covenants, (v) the Seller is agreeing to such covenants in order, among other things, to induce Buyer to enter into this Agreement and (vi) Seller will derive substantial benefits from the consummation of the transactions contemplated by this Agreement, including, but not limited to, the payment of the consideration for the Purchased Assets and of future royalties in accordance with this Agreement.

          (c) In the event Seller violates the foregoing covenant not to compete or any other covenants set forth in this Agreement (collectively, the "Covenants"), then, in addition to any other rights and remedies available, Buyer shall have the right and remedy to have the applicable Covenant provisions specifically enforced by any court of competent jurisdiction by way of an injunction or other legal equitable relief, it being agreed that any breach of the applicable Covenant would cause irreparable injury to Buyer and damages would be an inadequate remedy.

          (d) Notwithstanding anything in this Section 5.02 or in any other provision of this Agreement to the contrary, Seller shall have the right to use the "Soil Sentry Twelve - X" technology (the "Technology") at any future time, as long as Seller does so in strict accordance with this Section 5.02(d).
Seller can use the Technology in conjunction with any business conducted by Seller as long as that business does not involve in the monitoring of aboveground or underground storage tanks of alcohol or petroleum based fuels or oils. Further, Seller's right to use the Technology shall not entitle Seller to use the name "Soil Sentry Twelve - X."


                                  ARTICLE VI

                                   RESERVED

                                  ARTICLE VII

                         COVENANTS OF BUYER AND SELLER

          7.01  Employees of Seller.  Buyer agrees to offer employment only to
                -------------------
those employees of the Business specified by Buyer on or before the Closing on Schedule 7.01 (the "Assumed Employees"). Seller agrees to terminate the employment of all Assumed Employees effective upon Closing and agrees not to rehire any Assumed Employees unless they are either terminated by Buyer or have been out of Buyer's employment for a period of at least six (6) months. Seller shall retain and perform any and all obligations to (i) the Assumed Employees incurred prior to the Closing or by reason of such termination of employment and
(ii) all other employees employed by Seller in connection with the Business incurred prior to or after the Closing, including without limitation in the case of both (i) and (ii) obligations pursuant to any employment agreement, any severance, bonus, vacation, deferred compensation, stock purchase, stock option, profit sharing, pension, retirement or other employee benefit plan, policy or agreement, or any laws or regulations governing wages, employee benefit plans, withholding, plant closings and employee notification.

          7.02  Further Assurances.  Seller and Buyer shall each use their
                ------------------
commercially reasonable efforts to take all actions necessary, proper, or deemed by them advisable, to fulfill promptly their obligations hereunder and to consummate the transactions contemplated by this Agreement. Seller and Buyer will coordinate and cooperate with each other in exchanging such information and supplying such reasonable assistance as may be requested by the other in connection with the foregoing. From time to time after the Closing, Seller will at its own expense, execute and deliver, or cause to be executed and delivered, such documents to Buyer as Buyer may reasonably request, and from time to time after the Closing, Buyer will, at its own expense, execute and deliver such documents to Seller as Seller may reasonably request, in order to more effectively consummate the transactions contemplated by this Agreement.

                                 ARTICLE VIII

                                   RESERVED


                                  ARTICLE IX

                                   RESERVED


                                   ARTICLE X

                                   RESERVED

                                  ARTICLE XI

                             AMENDMENTS AND WAIVER

          11.01    Amendment.  This Agreement may not be amended except by an
                   ---------
instrument in writing signed on behalf of each of the parties hereto.

          11.02    Waiver.  Any term or provision of this Agreement may be
                   ------
waived in writing at any time by Buyer, if it is entitled to the benefits thereof, or by Seller, if it is entitled to the benefits thereof.

                                  ARTICLE XII

                          OTHER AGREEMENTS; SURVIVAL
                       OF REPRESENTATIONS AND WARRANTIES

          12.01    Confidentiality.  Except as may be required to comply with
                   ---------------
applicable law and regulations or to obtain required regulatory approvals to consummate this transaction, whether state, federal or foreign, each of the parties hereto will use its best efforts to keep confidential any and all information relating to this transaction and to one another and will instruct its officers, employees and other representatives having access to such information of such obligation of confidentiality. In the event the transactions contemplated herein are not consummated, each of the parties hereto shall return all documents, including any copies thereof, to the party which provided the same.

          12.02    Public Announcements.  None of the parties hereto will make
                   --------------------
any public announcement without prior approval of the other, except as may otherwise be required by law.

          12.03    Additional Agreements.  Subject to this Agreement, each of
                   ---------------------
the parties agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each corporation that is a party to this Agreement will take all such necessary action.

          12.04    Available Remedies.  Each party expressly agrees that,
                   ------------------
consistent with its intention and agreement to be bound by the terms of this Agreement and to consummate the transactions contemplated hereby, subject only to the performance or satisfaction of conditions precedent, the remedy of specific performance shall be available to a non-breaching and non-defaulting party to enforce performance of this Agreement by a breaching or defaulting party, including, without limitation, to require the consummation of the Closing pursuant to Section 2.01.

          12.05    Survival of Representations and Warranties; Indemnification.
                   -----------------------------------------------------------
All representations, warranties, covenants and obligations in this Agreement, and in the schedules hereto, will survive the Closing and the consummation of the transactions contemplated hereby; provided, however, that the representations and warranties of Seller contained in Section 3.12 shall survive until 90 days after the date on which the applicable period on limitation of assessment of tax has expired, and the representations and warranties of Seller contained elsewhere in Article III and the representations of Buyer contained in
Article IV shall survive for a period of six months following Closing. No claim for the recovery of indemnifiable damages based upon the inaccuracy of the
Article III or Article IV representations and warranties may be asserted by a party after such representations and warranties shall be thus extinguished; provided, however, that claims first asserted in writing within the applicable period shall not be barred. The right to payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

          12.06    Actions of the Parties after the Closing.  The parties
                   ----------------------------------------
hereto agree that after the Closing, they will take the actions described in this Section 12.06.

          (a) Seller acknowledge and agree that from and after the Closing, Buyer will be entitled to originals of all title documents and copies of all other documents, books, records (including tax records), agreements, and financial data of any sort relating to the Business and Purchased Assets.

          (b) In the event and for so long as (i) Seller is a party to the BP Litigation or (ii) either party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (A) any transaction contemplated under this Agreement or (B) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business or the Purchased Assets, the other party will to the extent reasonably practicable cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party. In particular, and without limiting the preceding sentence, Buyer shall make available any of the Assumed Employees, as reasonably requested by Seller, in order to assist Seller in the BP Litigation. However, with respect to any such information as to which the contesting or defending party may reasonably assert that the disclosure pursuant hereto would waive a privilege, the parties will use their reasonable efforts to develop procedures to maintain such privilege.

          (c) Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Business from maintaining the same business relationships with Buyer after the Closing as it maintained with the Seller prior to the Closing. The Seller will refer all customer inquiries relating to the Business to Buyer from and after the Closing.

          (d) Promptly after Closing, Seller shall use its commercially reasonable efforts to obtain the consents necessary, if any, to convey, transfer and assign to Buyer the Contracts. Without limiting the obligation set forth in the immediately preceding sentence, if any consent necessary to convey, transfer and assign the Contracts has not been obtained prior to the Closing Date, Seller shall use its commercially reasonable efforts to afford Buyer the benefits under each such Contract and Seller's protection from the obligations under each such Contract, to the extent Seller may do so without breaching or violating the terms of any such Contract.

          (e) It is the parties' intent that all of the Purchased Assets be conveyed to Buyer at the Closing. Accordingly, if either party determines that less than all of the Purchased Assets have been conveyed (whether due to the failure to identify all of the Purchased Assets at Closing, the failure to include all Purchased Assets in any applicable assignment or bill of sale, the failure to obtain all required consents to assignment or otherwise), such party shall promptly notify the other of such fact and the parties will take all appropriate action and execute any additional documents, instruments or conveyances of any kind which may be reasonably necessary to carry out the foregoing intent.

                                 ARTICLE XIII

                                 MISCELLANEOUS

          13.01  Severability.  If any term, provision, condition or covenant
                 ------------
of this Agreement or the application thereof to any party or circumstances shall be held to be unenforceable to any extent in any jurisdiction, then the remainder of this Agreement and the application of such term, provision, condition or covenant in any other jurisdiction or to persons or circumstances other than those as to whom or which it is held to be invalid or unenforceable, shall not be affected thereby, and each term, provision, condition and covenant of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          13.02  Expenses.  Except as otherwise provided herein, each party
                 --------
hereto will pay its own costs and expenses incurred in connection with this
Agreement and the transactions contemplated hereby.   Seller will pay all state
and local real estate transfer, documentary, stamp and other similar Taxes arising from the transfer of the real property included within the Purchased Assets. In addition, Seller agree that the purchase price includes all applicable state and local sales, use, transfer, retailer occupation and other similar Taxes due with respect to the transfer of the Purchased Assets.

          13.03  Notices.  All notices and other communications hereunder
                 -------
shall be in writing and shall be deemed to have been given if delivered personally or sent by telex, facsimile transmission, a nationally recognized overnight delivery service or registered or certified mail (return receipt requested), postage prepaid, to the parties to this Agreement at the following addresses or at such other address for a party as shall be specified by like notice:

           If to Buyer:    National Environmental Service Co.
                           12331 East 60/th/ Street
                           Tulsa, Oklahoma 74133-3621
                           Telefax No.:    (918) 250-1418
                           Attention:  Eddy Patterson

          with a copy to:  Conner & Winters, A Professional Corporation
                           15 East 5/th/ Street, Suite 3700
                           Tulsa, Oklahoma 74103
                           Telefax No.: (918) 596-8548
                           Attention:  Lynnwood R. Moore, Jr.

          If to Seller:    Arizona Instrument Corporation
                           4114 East Wood Street
                           Phoenix, Arizona 85040
                           Telefax No.:
                           Attention:  George G. Hays

          with a copy to:  Quarles & Brady
                           One East Camelback, Suite 400
                           Phoenix, AZ  85012
                           Telefax No.: (602) 230-5598
                           Attention: Robert S. Bornhoft


All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

           13.04    Time.  Time is of the essence of this Agreement.
                    ----

           13.05    Entire Agreement.  This Agreement (including the schedules,
                    ----------------
documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written and oral, including, but not limited to, the letter of intent between the parties, dated April 8, 1999; provided, however, this Agreement shall not constitute a waiver of termination of any right a party may have against the other party for any breach of the binding provisions of such letter of intent prior to the Closing.

           13.06    Binding Effect; Benefits.  This Agreement shall be binding
                    ------------------------
upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing expressed or implied in this Agreement is intended to or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of such parties or such successors or assigns and for the benefit of no other person.

           13.07    Assignment.  Neither this Agreement nor any right, remedy,
                    ----------
obligation or liability arising hereunder or by reason hereof shall be assignable by any party to this Agreement without the prior written consent of the other parties.

           13.08    Applicable Law.  This Agreement shall be governed by and
                    --------------
construed in accordance with the laws of the State of Oklahoma applicable to contracts made and to be performed within that State, without regard to the principles of conflicts of laws thereof.

           13.09    Article and Section Headings.  The article, section and
                    ----------------------------
other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

           13.10    Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

           13.11    Knowledge.  Whenever the phrase "to Seller's knowledge" or
                    ---------
similar such words are used in this Agreement, the phrase shall mean the current, actual knowledge of George G. Hays, President of Seller, with respect to the matter as of the Closing Date, without any investigation.

           IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

                                   NATIONAL ENVIRONMENTAL
                                       SERVICE CO.


                                   By:
                                       -------------------------------
                                       Albert A. McCutchan,
                                       Executive Vice President



                                   ARIZONA INSTRUMENT
                                       CORPORATION


                                   By:
                                       -------------------------------
                                       George G. Hays, President